UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

The First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Hwy 98 West, Hattiesburg, MS	39402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	FBMS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.         Regulation FD Disclosure

On November 3, 2021, The First Bancshares, Inc. (the “Company”) issued a press release announcing that company representatives will participate in the 2021 HOVDE Group Financial Services Conference, which is being held on November 3, 2021 through November 5, 2021, in Phoenix, Arizona at the Arizona Biltmore, and will have one-on-one meetings with certain bank stock analysts and investors, beginning on November 4, 2021. A copy of the press releases is attached hereto as Exhibit 99.1 and incorporated herein.

The Company has prepared presentation materials for use during meetings with certain bank stock analysts and current and potential investors at the HOVDE Conference (the “Conference Presentation”).  A copy of the Conference Presentation is attached hereto as Exhibit 99.2 and incorporated herein.

The information contained in this Item 7.01 and in Exhibits 99.1, and 99.2  attached to this Report is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Furthermore, such information shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01          Financial Statements and Exhibits

Exhibit 99.1       Press Release dated November 3, 2021 announcing participation at the 2021 HOVDE Group Financial Services Conference

Exhibit 99.2       Investor Presentation for the 2021 HOVDE Group Financial Services Conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc.

Date: November 3, 2021

/s/ Donna T. (Dee Dee) Lowery
Name: Donna T. (Dee Dee) Lowery
Title: EVP and CFO